EXHIBIT 10.3 TRANSACTION AGREEMENT dated as of October 10, 2018 by and among LILIS ENERGY, INC. THE VÄRDE FUND VI-A, L.P. VÄRDE INVESTMENT PARTNERS, L.P. THE VÄRDE FUND XI (MASTER), L.P. VÄRDE INVESTMENT PARTNERS (OFFSHORE) MASTER, L.P. THE VÄRDE SKYWAY MASTER FUND, L.P. and THE VÄRDE FUND XII (MASTER), L.P. KE 57151467 #5792953

TABLE OF CONTENTS

		Page
ARTICLE I. DEFINITIONS		1
1.1	Definitions	1
ARTICLE II. PURCHASE AND SALE; ISSUE; AND GRANT		9
2.1	Purchase and Sale of Purchased Shares; Issue of Exchanged Shares	9
2.2	Deliveries	10
ARTICLE III. REPRESENTATIONS AND WARRANTIES		11
3.1	Representations and Warranties of the Company	11
3.2	Representations and Warranties of the Värde Parties	21
ARTICLE IV. CONSENT OF THE SERIES C-1 HOLDERS		23
ARTICLE V. OTHER AGREEMENTS OF THE PARTIES		23
5.1	Filings; Other Actions	23
5.2	Transfer Restrictions	24
5.3	Furnishing of Information	25
5.4	Integration	26
5.5	Securities Laws Disclosure; Publicity	26
5.6	Stockholder Rights Plan	26
5.7	Use of Proceeds	27
5.8	Reservation and Listing of Securities	27
5.9	Company Stockholder Approval	28
5.10	Certain Transactions and Confidentiality	28
5.11	Form D; Blue Sky Filings	29
5.12	Tax Matters	30
5.13	Board Representation Right	30
ARTICLE VI. MISCELLANEOUS		30
6.1	Fees and Expenses	30
6.2	Survival; Limitation on Liability	31
6.3	Entire Agreement	31
6.4	Notices	31
6.5	Amendments; Waivers	32
6.6	Headings	32
6.7	Successors and Assigns	32
6.8	No Third-Party Beneficiaries	32
6.9	Governing Law	32
6.10	Waiver of Jury Trial	33
6.11	Execution	33
6.12	Severability	33
6.13	Replacement of Securities	33
6.14	Remedies	33

TABLE OF CONTENTS
(cont'd)

		Page
6.15	Non-Recourse	34
6.16	Payment Set Aside	34
6.17	Independent Nature of Värde Parties' Obligations and Rights	34
6.18	Liquidated Damages	35
6.19	Saturdays, Sundays, Holidays, etc	35
6.20	Construction and Interpretation	35

Schedule I:	Värde Party Allocation
Schedule 3.1(a):	Subsidiaries
Schedule 3.1(l):	Compliance
Schedule 3.1(v):	Registration Rights
Schedule 5.4:	Address for Notice
Exhibit A:	Registration Rights Agreement
Exhibit B:	Form of Second Lien Amendment
Exhibit C:	Form of Series C Certificate of Designation
Exhibit D:	Form of Series D Certificate of Designation
Exhibit E:	Form of Legal Opinion of Bracewell LLP
Exhibit F:	Form of Nevada Opinion

ii

TRANSACTION AGREEMENT This Transaction Agreement (this “Agreement”) is dated as of October 10, 2018, between Lilis Energy, Inc., a Nevada corporation (the “Company”), and The Värde Fund VI-A, L.P., Värde Investment Partners, L.P., The Värde Fund XI (Master), L.P., Värde Investment Partners (Offshore) Master, L.P., The Värde Skyway Master Fund, L.P. and The Värde Fund XII (Master), L.P. (each, a “Värde Party” and collectively, the “Värde Parties”). WHEREAS, the Company desires to issue and sell to the Värde Parties, and the Värde Parties desire to purchase from the Company, 25,000 shares of the Series C-2 Preferred Stock (as defined below), having the terms set forth in the Series C Certificate of Designation (as defined below); WHEREAS, shares of the Series C-2 Preferred Stock will be convertible into shares of the Common Stock (as defined below) in accordance with the terms of the Series C Certificate of Designation; WHEREAS, the Company, the guarantors from time to time party thereto, the lenders party thereto and Wilmington Trust, National Association, as administrative agent, are parties to the Second Lien Credit Agreement (as defined herein); WHEREAS, pursuant to Section 4 of the Second Lien Amendment (as defined herein), the Company desires to issue to the Värde Parties, as consideration for the reduction of a portion of the outstanding principal amount of the Term Loan (as defined herein), together with accrued and unpaid interest thereon and the Make-Whole Amount (as defined herein) (such principal amount, interest and Make-Whole Amount totaling $68,267,795 (the “Exchange Amount”)), (i) 5,952,763 shares of the Common Stock and (ii) 39,254 shares of the Series D Preferred Stock (as defined below), having the terms set forth in the Series D Certificate of Designation (as defined below); WHEREAS, shares of the Series D Preferred Stock will be convertible into shares of the Common Stock in accordance with the terms of the Series D Certificate of Designation; and WHEREAS, the Company and the Värde Parties are concurrently entering into the Registration Rights Agreement (as defined below). NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Värde Party agree as follows: ARTICLE I. DEFINITIONS 1.1 Definitions. As used in this Agreement, the following terms have the meanings set forth in this Section 1.1: “2016 Plan” means the Lilis Energy, Inc. 2016 Omnibus Incentive Plan, as amended from time to time.

“Action” has the meaning ascribed to such term in Section 3.1(j). “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act; provided, that no portfolio company of a Värde Party or its Affiliates shall be considered or otherwise deemed an Affiliate thereof. “Agreement” has the meaning ascribed to such term in the preamble. “Articles of Incorporation” means the Amended and Restated Articles of Incorporation of the Company, dated as of October 10, 2011, as amended from time to time. “Board of Directors” means the board of directors of the Company. “Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York or Texas are authorized or required by law or other governmental action to close. “Capitalization Date” has the meaning ascribed to such term in Section 3.1(g). “Certificates of Designation” means the Series C Certificate of Designation and the Series D Certificate of Designation. “Code” means the Internal Revenue Code of 1986, as amended from time to time. “Commission” means the United States Securities and Exchange Commission. “Common Stock” means the common stock of the Company, par value $0.0001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed. “Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock. “Company” has the meaning ascribed to such term in the preamble. “Company Information” has the meaning ascribed to such term in Section 5.10(b). “Company Stock Awards” has the meaning ascribed to such term in Section 3.1(g). “Company Stockholders” means the holders of shares of the Common Stock. “Effect” means any change, event, effect or circumstance. 2

“Environmental Laws” means any Law relating in any way to protection of the environment, preservation or reclamation of natural resources, pollution, occupational or public health or safety, or the management, release or threatened release of, or exposure to, any Hazardous Material. “Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Värde Party directly or indirectly resulting from or based upon (a) violation of or liability under any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal (or arrangement for the disposal) of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement, Proceeding or other arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time. “ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 or Title IV of ERISA and Section 412 or 430 of the Code, is treated as a single employer under Section 414 of the Code. “ERISA Event” means: (a) any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) the failure of any Plan to satisfy the minimum funding standard applicable to that Plan for a plan year under Section 412 or 430 of the Code or Section 302 of ERISA; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Company or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan or Multiemployer Plan; (e) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Multiemployer Plan or to appoint a trustee to administer any Plan; (f) the incurrence by the Company or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Company or any ERISA Affiliate of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent within the meaning of Title IV of ERISA. “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. “Exchange Amount” had the meaning ascribed to such term in the recitals. “Exchanged Common Shares” has the meaning ascribed to such term in Section 2.1(b). 3

“Exchanged Preferred Shares” has the meaning ascribed to such term in Section 2.1(b). “Exchanged Shares” has the meaning ascribed to such term in Section 2.1(b). “FCPA” means the Foreign Corrupt Practices Act of 1977, as amended. “First Lien Credit Agreement” means that certain Amended and Restated Senior Secured Term Loan Credit Agreement, dated as of January 30, 2018, by and among the Company, the guarantors from time to time party thereto, the lenders party thereto and Riverstone Credit Management, LLC, as administrative agent and collateral agent, as amended. “GAAP” has the meaning ascribed to such term in Section 3.1(h). “Governmental Entity” means any court, administrative agency or commission or other governmental or arbitral body or authority or instrumentality, whether federal, state, local or foreign, and any applicable industry self-regulatory organization. “Hazardous Materials” means all pollutants, contaminants, chemicals, materials, substances, wastes, mixtures, pesticides, and any other substance for which liability or standards of conduct may be imposed under any Environmental Law, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, noise, odor, mold, infectious or medical wastes and all other materials, substances or wastes of any nature regulated pursuant to any Environmental Law. “Intellectual Property Rights” has the meaning ascribed to such term in Section 3.1(p). “Knowledge of the Company” means the actual knowledge of one or more executive officers of the Company. “Law” means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, order, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity. “Legend Removal Date” has the meaning ascribed to such term in Section 5.2(d). “Lien” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction. “Make-Whole Amount” has the meaning ascribed to such term in the Second Lien Credit Agreement. “Material Adverse Effect” means, with respect to the Company, any Effect that, individually or taken together with all other Effects that have occurred prior to the date of 4 determination of the occurrence of the Material Adverse Effect, is or is reasonably likely to be materially adverse to the business, assets, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole; provided, that in no event shall any of the following, alone or in combination, be deemed to constitute a Material Adverse Effect or be taken into account in determining whether a Material Adverse Effect has occurred: (i) any change in the Company’s stock price or trading volume, (ii) any failure by the Company to meet revenue, earnings production or other projections, (iii) any change in commodity prices or other Effect affecting the oil and gas industry generally, or the United States economy generally, or any Effect that results from changes affecting general worldwide economic or capital market conditions, in each case except to the extent such change of Effect disproportionately affects the Company and its Subsidiaries, taken as a whole, relative to other oil and gas exploration and production companies operating in the United States, (iv) any Effect caused by or resulting from the announcement or pendency of the transactions contemplated by the Transaction Documents or the RBL Credit Agreement or the identity of a Värde Party or any of its Affiliates in connection with the transactions contemplated by this Agreement, (v) acts of war or terrorism or natural disasters, (vi) the performance of the obligations under the Transaction Documents and the consummation of the transactions contemplated hereby and thereby, including compliance with the covenants set forth herein and therein, or any action taken or omitted to be taken by the Company at the request or with the prior consent of the Värde Parties, (vii) in and of itself, the commencement of any suit, action or proceeding (provided, that such exclusion shall not apply to any underlying fact, event or circumstance that may have caused or contributed to such action, suit or proceeding), or any liability, sanction or penalty arising from any governmental proceeding or investigation that was commenced prior to the date of this Agreement and disclosed by the Company in this Agreement, in a correspondingly identified schedule attached hereto or in any SEC Report filed with or furnished to the Commission prior to the date of this Agreement, (viii) changes in GAAP or other accounting standards (or any interpretation thereof) or (ix) changes in any Laws or other binding directives issued by any Governmental Entity or interpretations or enforcement thereof; provided, that (A) the exceptions in clause (i) or (ii) shall not prevent or otherwise affect a determination that any Effect underlying such change or failure has resulted in, or contributed to, a Material Adverse Effect, (B) without limiting clause (iii), with respect to clauses (viii) and (ix), such Effects, alone or in combination, may be deemed to constitute, or be taken into account in determining whether a Material Adverse Effect has occurred, but only to the extent that such Effects disproportionately affect the Company and its Subsidiaries, taken as a whole, relative to other oil and gas exploration and production companies operating in the United States. “Money Laundering Laws” has the meaning ascribed to such term in Section 3.1(ii). “Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Company or any ERISA Affiliate contributes or has any obligations or liabilities (current or contingent). “OFAC” has the meaning ascribed to such term in Section 3.1(gg). 5

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions. “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind. “Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 or 430 of the Code or Section 302 of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as determined under ERISA. “Preferred Stock” means the Series C-1 Preferred Stock, the Series C-2 Preferred Stock and the Series D Preferred Stock. “Proxy Statement” has the meaning ascribed to such term in Section 5.9. “Purchased Shares” has the meaning ascribed to such term in Section 2.1(a). “RBL Credit Agreement” means that certain Second Amended and Restated Senior Secured Revolving Credit Agreement, dated as of October 10, 2018, by and among the Company, the guarantors from time to time party thereto, the lenders party thereto and BMO Harris Bank, N.A., as administrative agent and collateral agent, as amended from time to time (in accordance with the Second Lien Credit Agreement, any applicable intercreditor agreement and the Certificate of Designations). “Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of the date hereof, by and among the Company and the Värde Parties, in the form of Exhibit A attached hereto. “Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale of the Underlying Shares by each Värde Party as provided for in the Registration Rights Agreement. “Representatives” means, with respect to a specified Person, the investors, officers, directors, managers, employees, agents, advisors, counsel, accountants, investment bankers and other representatives of such Person. “Required Approvals” has the meaning ascribed to such term in Section 3.1(e). “Required Minimum” means, as of any date, the maximum aggregate number of shares of the Common Stock then issuable upon conversion in full of all then outstanding shares of the Purchased Shares and the Exchanged Preferred Shares, ignoring any conversion limits set forth in the Certificates of Designation. “Requisite Stockholder Approval” has the meaning ascribed to such term in Section 5.9. 6

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule. “SEC Reports” has the meaning ascribed to such term in Section 3.1(h). “Second Lien Amendment” means Amendment No. 6 to the Second Lien Credit Agreement, dated as of the date hereof, by and among the Company, the guarantors party thereto, the lenders party thereto and Wilmington Trust, National Association, as administrative agent, in the form of Exhibit B attached hereto. “Second Lien Credit Agreement” means that certain Credit Agreement, dated as of April 26, 2017, by and among the Company, the guarantors from time to time party thereto, the lenders party thereto and Wilmington Trust, National Association, as administrative agent, as may be amended, restated, amended and restated, replaced, refinanced, supplemented or otherwise modified from time to time (including, for the avoidance of doubt, documentation evidencing the Term Loan Take Back Debt (as defined therein)). “Securities” means the Exchanged Shares, the Purchased Shares and the Underlying Shares. “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder. “Securities Purchase Agreement” means the Securities Purchase Agreement, dated January 30, 2018 among the Company and the original Holders (as defined therein), as amended, modified or supplemented from time to time in accordance with its terms. “Series C Certificate of Designation” means the Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of Series C-1 9.75% Convertible Participating Preferred Stock and Series C-2 9.75% Convertible Participating Preferred Stock filed by the Company with the Secretary of State of Nevada, in the form of Exhibit C attached hereto. “Series C-1 Preferred Stock” means the Company’s Series C-1 9.75% Convertible Participating Preferred Stock, par value $0.0001 per share, having the rights, preferences and privileges set forth in the Series C Certificate of Designation. “Series C-2 Preferred Stock” means the Company’s Series C-2 9.75% Convertible Participating Preferred Stock, par value $0.0001 per share, having the rights, preferences and privileges set forth in the Series C Certificate of Designation. “Series D Certificate of Designation” means the Certificate of Designation of Preferences, Rights and Limitations of Series D 8.25% Convertible Participating Preferred Stock filed by the Company with the Secretary of State of Nevada, in the form of Exhibit D attached hereto. 7

“Series D Preferred Stock” means the Company’s Series D 8.25% Convertible Participating Preferred Stock, par value $0.0001 per share, having the rights, preferences and privileges set forth in the Series D Certificate of Designation. “Stated Value” has the meaning ascribed to such term in the Certificates of Designation, as applicable. “Stockholder Meeting” has the meaning ascribed to such term in Section 5.9. “Subscription Amount” means, as to each Värde Party, the aggregate amount to be paid for the Purchased Shares purchased by such Värde Party hereunder as set forth opposite such Värde Party’s name on Schedule I hereto under the heading “Purchase— Subscription Amount.” “Subsidiary” means any subsidiary of the Company as set forth on Schedule 3.1(a) and, where applicable, also includes any direct or indirect subsidiary of the Company formed or acquired after the date hereof. “Tax” means any federal, state, local, or non-U.S. income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including any interest, penalty or addition thereto. “Tax Return” means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof. “Term Loan” has the meaning ascribed to such term in the Second Lien Credit Agreement. “Trading Day” means a day on which the principal Trading Market is open for trading. “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or NYSE National (or any successors to any of the foregoing). “Transaction Documents” means this Agreement, the Certificates of Designation, the Registration Rights Agreement, and the Second Lien Amendment, in each case including all exhibits and schedules thereto and hereto. “Transfer Agent” means Corporate Stock Transfer, Inc., the current transfer agent and registrar for the Common Stock, and any successor transfer agent and registrar for the Common Stock. 8

“Underlying Shares” means the shares of Common Stock issuable upon conversion of the Purchased Shares and the Exchanged Preferred Shares. “Värde Party” and “Värde Parties” have the meanings ascribed to such terms in the preamble. “Värde Parties’ Transaction Expense Amount” means all reasonable and documented out-of-pocket fees and expenses incurred by the Värde Parties in connection with the transactions contemplated by the Transaction Documents. “VWAP” means, for any date, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)). “Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA. ARTICLE II. PURCHASE AND SALE; ISSUE; AND GRANT 2.1 Purchase and Sale of Purchased Shares; Issue of Exchanged Shares. (a) On the terms and subject to the conditions set forth herein, the Company hereby sells to the Värde Parties, and the Värde Parties, severally and not jointly, hereby purchase from the Company, an aggregate of 25,000 shares of the Series C-2 Preferred Stock (the “Purchased Shares”) with an aggregate Stated Value of $25,000,000, with each Värde Party purchasing such number of shares of the Series C-2 Preferred Stock as set forth opposite such Värde Party’s name on Schedule I hereto, at a purchase price of $1,000 per share of Series C-2 Preferred Stock. (b) On the terms and subject to the conditions set forth herein and as consideration for the reduction of a portion of the outstanding principal amount of the Term Loan, together with accrued and unpaid interest thereon and the Make-Whole Amount pursuant to Section 4 of the Second Lien Amendment, the Company hereby issues to the Värde Parties (i) an aggregate of 5,952,763 shares of the Common Stock (the “Exchanged Common Shares”), with each Värde Party receiving such number of shares of the Common Stock as set forth opposite such Värde Party’s name on Schedule I hereto and (ii) an aggregate of 39,254 shares of the Series D Preferred Stock (the “Exchanged Preferred Shares” and, together with the Exchanged Common Shares, the “Exchanged Shares”), with an aggregate Stated Value of $39,254,000, with each Värde Party receiving such number of shares of the Series D Preferred Stock as set forth opposite such Värde Party’s name on Schedule I hereto. The Exchanged Common Shares correspond to $29,013,795 of the Exchange Amount, based on an agreed exchange price of $5.00 per share of Common Stock plus an additional 150,000 shares of Common Stock; and the Exchanged Preferred 9

Shares correspond to $39,254,000 of the Exchange Amount, based on an agreed exchange price of $1,000 per share of Series D Preferred Stock. 2.2 Deliveries. (a) On the date hereof, the Company shall deliver or cause to be delivered to each Värde Party the following: (i) evidence of the number of shares of the Purchased Shares issued to such Värde Party having been issued in book-entry form to such Värde Party; (ii) evidence of the number of shares of the Exchanged Shares issued to such Värde Party having been issued in book-entry form to such Värde Party; (iii) evidence that the Series C Certificate of Designation has been filed with, and accepted by, the Secretary of State of the State of Nevada; (iv) evidence that the Series D Certificate of Designation has been filed with, and accepted by, the Secretary of State of the State of Nevada; (v) the Registration Rights Agreement duly executed by the Company; (vi) the Second Lien Amendment duly executed by the Company and the guarantors party thereto; (vii) evidence that a number of Underlying Shares at least equal to the Required Minimum has been reserved by the Company and approved, subject to official notice of issuance, for listing on the NYSE American; (viii) evidence that the First Lien Credit Agreement has been terminated and no principal amount of the Term Loan (as defined in the First Lien Credit Agreement) remains outstanding; (ix) a certificate of the Company’s Secretary, dated as of the date hereof, certifying (A) the Articles of Incorporation and bylaws, as then in effect and attached thereto, (B) the resolutions adopted by the Board of Directors authorizing the transactions contemplated hereby and (C) as to the signatures and authority of the Persons signing the Transaction Documents and related documents on behalf of the Company; (x) an opinion from Bracewell LLP, in substantially the form attached hereto as Exhibit E, which shall be addressed to the Värde Parties and dated as of the date hereof; (xi) an opinion of Nevada counsel, in substantially the form attached hereto as Exhibit F, which shall be addressed to the Värde Parties and dated as of the date hereof; 10

(xii) payment of the Värde Parties’ Transaction Expense Amount, payable by wire transfer of immediately available funds to the accounts designated by the Värde Parties prior to the date hereof; and (xiii) a cross-receipt, duly executed by the Company, acknowledging receipt from the Värde Parties of the aggregate Subscription Amount. (b) On the date hereof, each Värde Party shall deliver or cause to be delivered to the Company the following: (i) payment of such Värde Party’s Subscription Amount in cash by wire transfer of immediately available funds to the account designated by the Company prior to the date hereof; (ii) the Registration Rights Agreement duly executed by such Värde Parties; (iii) the Second Lien Amendment duly executed by such Värde Parties and the other lenders party thereto; and (iv) a cross-receipt, duly executed by such Värde Party, acknowledging such Värde Party’s receipt of the number of shares of the Purchased Shares and the Exchanged Shares, respectively, set forth opposite such Värde Party’s name on Schedule I hereto. ARTICLE III. REPRESENTATIONS AND WARRANTIES 3.1 Representations and Warranties of the Company. The Company hereby represents and warrants to each Värde Party, as of the date hereof, that, except as disclosed in the SEC Reports filed with or furnished to the Commission and publicly available prior to the date of this Agreement (excluding any risk factor disclosure and disclosure of risks included in any “forward-looking statements” disclaimer or other statements included in such SEC Reports to the extent that they are predictive, forward-looking or primarily cautionary in nature, in each case other than any specific factual information contained therein, and excluding any supplement, modification or amendment thereto made after the date hereof): (a) Subsidiaries. The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens (except for Liens created under or expressly permitted by the RBL Credit Agreement and the Second Lien Credit Agreement), and all of the issued and outstanding shares of capital stock or other equity interests of each Subsidiary have been validly issued, are fully paid and nonassessable (except in the case of any Subsidiary that is a limited liability company, as such nonassessability may be affected by the applicable limited liability company Law) and were not issued in violation of any preemptive or similar rights to subscribe for or purchase securities. None of the Company’s Subsidiaries is currently prohibited, directly or indirectly, from paying any dividends or distributions to the Company, from making any 11 other distribution on such Subsidiary’s capital stock or other equity securities, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company, except for (i) such prohibitions under applicable Law, applicable organizational or charter documents, the RBL Credit Agreement or the Second Lien Credit Agreement, (ii) restrictions on the subletting, assignment or transfer of any property, right or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any such lease, license or other similar contract and (iii) other restrictions incurred in the ordinary course of business under agreements or instruments not relating to indebtedness of the Company or any of its Subsidiaries. (b) Organization and Qualification. (i) The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite corporate or other applicable entity power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. (ii) Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except to the extent that any failure to be so qualified or in good standing has not had, and would not reasonably be expected to have, a Material Adverse Effect. (c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. Except for obtaining the Requisite Stockholder Approval, the execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company and no further approval of the Board of Directors or the Company’s stockholders is required in connection herewith or therewith. The Transaction Documents to which the Company is a party have been (or upon delivery or filing thereof will have been) duly executed by the Company and, when delivered or filed with the Secretary of State of the State of Nevada, as applicable, in accordance with the terms hereof and thereof, will constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles). 12

(d) No Conflicts. The execution, delivery and performance by the Company of the Transaction Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) assuming the due execution and delivery of each of the RBL Credit Agreement and the Second Lien Amendment by the parties thereto, conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise and including, for the avoidance of doubt, the RBL Credit Agreement and the Second Lien Credit Agreement) to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or, (iii) subject to the Required Approvals, conflict with or result in a material violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound. (e) Filings, Consents and Approvals. Assuming the due execution and delivery of each of the RBL Credit Agreement and the Second Lien Amendment by the parties thereto, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any Governmental Entity or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) as contemplated by Sections 5.5, 5.8, 5.9 and 5.11; (ii) as contemplated by the Registration Rights Agreement; (iii) as required in connection with the listing of the Exchanged Common Shares and the Underlying Shares on the NYSE American; (iv) the filing of the Certificates of Designation with the Secretary of State of the State of Nevada; and (v) as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended in connection with the conversion of shares of the Preferred Stock (collectively, the “Required Approvals”). (f) Issuance of the Securities. The Purchased Shares and the Exchanged Shares have been duly authorized. When the Certificates of Designation have been filed with the Secretary of State of the State of Nevada, the Purchased Shares have been issued and paid for and the Exchanged Shares have been issued, in accordance with the Transaction Documents, the Purchased Shares and the Exchanged Shares will be duly and validly issued, fully paid and nonassessable and free and clear of all Liens imposed by, or arising through, the Company other than restrictions on transfer provided for in the Transaction Documents. Each of the Underlying Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable and free and clear of all Liens imposed by, or arising through, the Company other than restrictions on transfer provided for in the Transaction Documents. The Company has reserved from its duly authorized Common Stock a number of shares of the Common Stock for issuance of the Underlying Shares at least equal to the Required Minimum. 13

(g) Capitalization. The authorized shares of capital stock consist of (i) 150,000,000 shares of the Common Stock and (ii) 10,000,000 shares of preferred stock, par value $0.0001 per share. As of the close of business on September 30, 2018 (the “Capitalization Date”), (i) 65,900,378 shares of the Common Stock were issued and outstanding, (ii) 100,000 shares of preferred stock (all designated Series C-1 Preferred Stock) were issued and outstanding, (iii) 5,099,450 shares of the Common Stock were reserved for issuance upon the exercise of stock options outstanding on such date and zero shares of the Common Stock were reserved for issuance upon the exercise or payment of stock units (including deferred stock units, restricted stock and restricted stock units) or other equity-based incentive awards granted pursuant to any plans, agreements or arrangements of the Company and outstanding on such date (collectively, the “Company Stock Awards”), (iv) 5,137,329 shares of the Common Stock were reserved for issuance upon the exercise of outstanding warrants and 20,807,726 conversion of outstanding Series C-1 Preferred Stock, (v) 24,143,977 shares of the Common Stock were reserved for issuance upon conversion of the Second Lien Credit Agreement and (vi) 253,598 shares of the Common Stock were held by the Company in its treasury. Since the Capitalization Date, the Company has not sold or issued or repurchased, redeemed or otherwise acquired any shares of the Company’s capital stock or other equity securities other than shares of the Common Stock issued in respect of the exercise of Company Stock Awards in the ordinary course of business. Except as contemplated by the Transaction Documents and the Second Lien Credit Agreement and as set forth in this Section 3.1(g), there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of the Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of the Common Stock or Common Stock Equivalents. None of (i) the issuance and sale of the Purchased Shares or the issuance of the Exchanged Shares pursuant to this Agreement or (ii) the issuance of shares of the Common Stock upon conversion of the Preferred Stock will obligate the Company to issue shares of the Common Stock or other securities to any Person (other than the Värde Parties) or result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with all federal and state securities Laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. Except as provided in the Transaction Documents and the Second Lien Credit Agreement, there are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the Knowledge of the Company, between or among any of the Company’s stockholders. (h) SEC Reports; Financial Statements. (i) The Company has filed with or furnished to the Commission all reports, schedules, forms, statements and other documents required to be filed with or furnished to the Commission by the Company under the Securities Act and the 14

Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, since December 31, 2015 (all such materials filed or furnished by the Company, whether or not required to be filed or furnished, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports complied in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. (ii) The Company (i) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act) that are reasonably designed to ensure that material information relating to the Company, including its Subsidiaries, is made known to the individuals responsible for the preparation of the Company’s filings with the Commission and (ii) has disclosed, based on its most recent evaluation prior to the date of this Agreement, to the Company’s outside auditors and the Board of Directors’ audit committee (A) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) that are reasonably likely to materially adversely affect the Company’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. (i) Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed or furnished prior to the date hereof: (i) there has been no event, occurrence or development that has had or that would reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP and (C) liabilities under the Transaction Documents, the RBL Credit Agreement 15 and the Second Lien Credit Agreement and (iii) the Company has not altered its methods of accounting. (j) Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the Knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any Government Entity (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or (ii) if adversely determined, would reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof (in his or her capacity as a director or officer of the Company), is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the Knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or, to the Knowledge of the Company, former director or officer of the Company (in his or her capacity as a director or officer of the Company). The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act. (k) Labor Relations. No strike, concerted refusal to work or other similar material labor dispute exists or, to the Knowledge of the Company, is imminent with respect to any of the employees of the Company. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement. To the Knowledge of the Company, no executive officer of the Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or noncompetition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in material compliance with all Laws relating to employment and employment practices, terms and conditions of employment and wages and hours. There are no material Actions against the Company pending, or to the Knowledge of the Company, threatened to be filed in connection with the employment of any employee of the Company or any of its Subsidiaries. (l) Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any Governmental Entity or (iii) is or has been in violation of 16 any Laws, except, in each case, as would not reasonably be expected to have a Material Adverse Effect or as set forth on Schedule 3.1(l). (m) Sarbanes-Oxley. The Company, the Subsidiaries and the Company’s officers and directors (in their capacity as such) are in material compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof. (n) Regulatory Permits. Except as would not reasonably be expected to have a Material Adverse Effect, (i) the Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate Governmental Entity necessary to conduct their respective businesses as described in the SEC Reports and have fulfilled and performed all of their respective obligations with respect to such certificates, authorizations and permits and (ii) no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or result in any other impairment of the rights of the holder of such certificates, authorizations and permits. (o) Title to Assets. The Company and the Subsidiaries have generally satisfactory title to all of their interests in producing oil and gas properties and to all of their material interests in non-producing oil and gas properties, in each case free and clear of all Liens, except for Liens created under or expressly permitted by the RBL Credit Agreement and the Second Lien Credit Agreement. (p) Intellectual Property. The Company and the Subsidiaries have, or have rights to use, all trademarks, service marks, trade names, trade secrets, information, copyrights, and other intellectual property rights and similar rights material to its business as presently conducted (collectively, the “Intellectual Property Rights”). Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the SEC Reports, a written notice of a claim that the Intellectual Property Rights violate the intellectual property rights of any Person. To the Knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. (q) Insurance. Each of the Company and its Subsidiaries carry, or are covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as is reasonably adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries. All material policies of insurance of the Company and its Subsidiaries are in full force and effect; the Company and its Subsidiaries are in compliance with the terms of such policies in all material respects; there are no material claims by the Company or any of its Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and none of the Company or any of its Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost. 17

(r) Related Party Transactions. Since December 31, 2015, neither the Company nor any of its Subsidiaries has entered into (i) any transaction required to be disclosed in SEC Reports prior to the date hereof pursuant to Item 404 of Regulation S-K promulgated by the Commission that has not been so disclosed or (ii) any related party transaction subject to the Company’s related party transactions policy that has not been approved in accordance with such policy. (s) Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor, finder, placement agent, investment banker or other similar Person with respect to the offer and sale of the Purchased Shares. (t) Private Placement. Assuming the accuracy of the Värde Parties’ representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for, the offer and sale of the Purchased Shares, the issue of the Exchanged Shares or the issue of the Underlying Shares by the Company to the Värde Parties as contemplated hereby. The issuance and sale of the Purchased Shares and the issuance of the Exchanged Shares hereunder do not, and the issuance of the Underlying Shares will not, contravene the rules and regulations of the NYSE American. (u) Investment Company. The Company is not, and immediately after the issuance and sale of the Purchased Shares and receipt of payment therefor will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. (v) Registration Rights. Except as set forth on Schedule 3.1(v), no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company or any Subsidiary. The Company has not granted registration rights to any Person other than the Värde Parties that would provide such Person priority over the Värde Parties’ rights with respect to any registration pursuant to the Registration Rights Agreement. (w) Registration and Transfer Requirements. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on NYSE American and the Company has not taken (and, to the Knowledge of the Company, no Person has taken) any action designed to, or which to the Knowledge of the Company, is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating (or seeking to terminate) such registration or listing. No notice of delinquency or delisting from the NYSE American has been received by the Company with respect to the Common Stock. The Exchanged Common Shares and a number of Underlying Shares at least equal to the Required Minimum have been approved, subject to official notice of issuance, for listing on the NYSE American. (x) Application of Takeover Protections. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a 18 rights agreement) or other similar anti-takeover provision under the Articles of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Värde Parties as a result of the Värde Parties and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including, without limitation, as a result of the Company’s issuance of the Securities and the Värde Parties’ ownership of the Securities. (y) No Integrated Offering. Assuming the accuracy of the Värde Parties’ representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the offering of the Securities to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act or (ii) any applicable stockholder approval provisions of the NYSE American. (z) Tax Status. The Company and its Subsidiaries each (i) has made or filed all United States federal, state and local income and all other material Tax Returns, reports and declarations required by any jurisdiction to which it is subject and (ii) has paid all Taxes and other governmental assessments and charges that are material in amount or shown or determined to be due on such Tax Returns, reports and declarations, except those being contested in good faith by appropriate proceedings and for which the Company or such Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP. (aa) ERISA. No ERISA Event has occurred or is reasonably expected to occur that could reasonably be expected to result in a Material Adverse Effect. (bb) No General Solicitation. Neither the Company nor any Person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D promulgated under the Securities Act). (cc) Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the Knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds; (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any Person acting on its behalf of which the Company is aware) which is in violation of law; or (iv) violated in any material respect any provision of FCPA. (dd) Acknowledgment Regarding Värde Parties’ Purchase of Securities. The Company acknowledges and agrees that each of the Värde Parties is acting solely in the capacity of an arm’s length purchaser with respect to the Securities. The Company further 19 acknowledges that no Värde Party is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby and any advice given by any Värde Party or any of their respective Representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the transactions contemplated hereby and thereby. The Company further represents to each Värde Party that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its Representatives. The Company acknowledges and agrees that no Värde Party makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof. (ee) Regulation M Compliance. The Company has not, and to the Knowledge of the Company, no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, or (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of any of the Securities. (ff) Stock Option Plans. To the Knowledge of the Company, each stock option granted by the Company under the 2016 Plan was granted (i) in accordance with the terms of the 2016 Plan and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. To the Knowledge of the Company, no stock option granted under the 2016 Plan has been backdated. To the Knowledge of the Company, the Company has not intentionally granted, and there is no and has been no Company policy or practice to intentionally grant, stock options under the 2016 Plan prior to, or otherwise intentionally coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects. (gg) Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”). (hh) Environmental Matters. (i) Except as would not reasonably be expected to have a Material Adverse Effect, the Company and its Subsidiaries (i) for the last 5 years have been and are in compliance with all Environmental Laws, which compliance includes and has included obtaining, maintaining and complying with any permit, license, authorization or other approval required under any Environmental Law, (ii) have not incurred, assumed, provided an indemnity with respect to, or otherwise become subject to any Environmental Liability of any other Person and (iii) have not received any notice, report, order, directive or other information regarding any actual or alleged violation of or liability under Environmental Laws, and are not subject to any pending or, to the Knowledge of the Company, threatened 20

Proceedings arising under Environmental Laws, in each case the subject matter of which is unresolved. (ii) Except as would not reasonably be expected to have a Material Adverse Effect, neither the Company nor any Subsidiary has treated, stored, released, discharged, disposed of, arranged for or permitted the disposal of, transported, handled, manufactured, distributed, or exposed any Person to, or owned or operated any property or facility which is or has been contaminated by, any Hazardous Materials, in each case so as to give rise to any Environmental Liability of the Company or its Subsidiaries. (ii) Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record- keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the Knowledge of the Company or any Subsidiary, threatened. Except for the representations and warranties made by the Company in this Section 3.1, neither the Company nor any other Person makes any express or implied representation or warranty with respect to the Company or any Subsidiaries or their respective businesses, operations, assets liabilities, condition or prospects, and the Company hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, neither the Company nor any other Person makes or has made any representation or warranty to the Värde Parties, or any of their respective Affiliates or representatives with respect to (i) any financial projection, forecast, estimate, budget or prospect information relating to the Company or any of its Subsidiaries or their respective business, or (ii) except for the representations and warranties made by the Company in this Section 3.1 and any certificate delivered in connection with Section 2.2(a)(vii) and 2.2(a)(ix), any oral or written information presented to the Värde Parties, or any of their respective Affiliates or representatives, in the course of their due diligence investigation of the Company, the negotiation of this Agreement or in the course of the transactions contemplated hereby. Notwithstanding anything to the contrary herein, nothing in this Agreement shall limit the right of the Värde Parties to rely on the representations, warranties, covenants and agreements made to the Värde Parties expressly set forth in the Transaction Documents or in any certificate delivered hereunder or thereunder. 3.2 Representations and Warranties of the Värde Parties. Each Värde Party, for itself and for no other Värde Party, hereby represents and warrants to the Company, as of the date hereof, that: (a) Organization; Authority. Such Värde Party is an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations 21 hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Värde Party of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Värde Party. The Transaction Documents to which such Värde Party is a party have been duly executed by such Värde Party and, when delivered by such Värde Party in accordance with the terms hereof, will constitute the valid and legally binding obligations of such Värde Party, enforceable against it in accordance with their terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles). (b) Own Account. Such Värde Party understands that the Securities are “restricted securities,” as defined in Section (a)(3) of Rule 144 of the Securities Act, and have not been registered under the Securities Act or any applicable state securities law and such Vade party is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling the Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of the Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other Persons to distribute or regarding the distribution of the Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting such Värde Party’s right to sell the shares of the Preferred Stock pursuant to a Registration Statement or otherwise in compliance with applicable federal and state securities laws). Such Värde Party is acquiring the Securities hereunder in the ordinary course of its business. (c) Available Funds. Such Värde Party currently has sufficient cash, capital commitments, available lines of credit or other sources of immediately available funds to make payment of all amounts to be paid by such Värde Party hereunder. (d) Värde Party Status. At the time such Värde Party was offered the Securities, it was, and as of the date hereof it is, an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act. (e) Access to Information. Such Värde Party acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and the SEC Reports and has been afforded: (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, Representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. 22

(f) Experience of Such Värde Party. Such Värde Party, either alone or together with its Representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Värde Party is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment. (g) General Solicitation. Such Värde Party is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement. ARTICLE IV. CONSENT OF THE SERIES C-1 HOLDERS 4.1 The Värde Parties hereby represent and warrant to the Company that, as of the date hereof, they currently own a majority of the outstanding Series C-1 Preferred Stock. 4.2 The Värde Parties, in their capacity as holders of a majority of the outstanding Series C-1 Preferred Stock, hereby consent to (i) the issuance by the Company of the Purchased Shares and the Exchanged Preferred Shares and (ii) the amendment of the Series C Certificate of Designation and the filing of the Series D Certificate of Designation with the Secretary of State of the State of Nevada. ARTICLE V. OTHER AGREEMENTS OF THE PARTIES 5.1 Filings; Other Actions. Following the execution of this Agreement, the Värde Parties, on the one hand, and the Company, on the other hand, will cooperate and consult with the other and use commercially reasonable efforts to prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to obtain all necessary permits, consents, orders, approvals and authorizations of, or any exemption by, all third parties and Governmental Entities, and the expiration or termination of any applicable waiting period, necessary or advisable to consummate the transactions contemplated by this Agreement, and to perform the covenants contemplated by this Agreement. Each party shall execute and deliver such further certificates, agreements and other documents and take such other actions as the other parties may reasonably request to consummate or implement such transactions or to evidence such events or matters. Each party hereto agrees to keep the other party apprised of the status of matters referred to in this Section 5.1. The Värde Parties shall promptly furnish the Company, and the Company shall promptly furnish the Värde Parties, to the extent permitted by applicable Law, with copies of written communications received by it or its Subsidiaries from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated by this Agreement. 23

5.2 Transfer Restrictions. (a) Prior to April 5, 2019, without the consent of the Company, no Värde Party may transfer any of the Exchanged Common Shares other than to an affiliate of such Värde Party or in connection with a business combination transaction involving the Company. After April 5, 2019, the Exchanged Common Shares shall be unrestricted and freely transferable, subject to applicable securities laws binding on such Värde Party or transfer. No Värde Party may transfer any of the Purchased Shares, the Exchanged Preferred Shares or the Underlying Shares except in accordance with the terms of the Certificates of Designation. Any purported transfer of any shares of the Securities in violation of this Section 5.2 or the Certificates of Designation shall be void ab initio, neither the Company nor such Värde Party shall recognize the same and the Company shall not record such purported transfer on its books or treat the purported transferee as the owner of any such Securities for any purpose. (b) Certificates representing shares of the Securities will bear a legend conspicuously thereon, as provided in the Certificates of Designation, or, with respect to the Exchanged Common Shares, a substantially legend with appropriate modifications. (c) The Company acknowledges and agrees that a Värde Party may from time to time pledge or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and the Registration Rights Agreement and, if required under the terms of such arrangement, such Värde Party may transfer pledged or secured shares of the Securities to the pledgees or secured parties. Such a pledge or transfer will not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledger shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Värde Party’s expense, the Company shall reasonably cooperate with the Värde Party in connection with such pledge or transfer and will execute and deliver such reasonable documentation as a pledgee secured party of the Securities may reasonably request in connection with a transfer of the Securities. (d) Subject to the limitations set forth below, certificates evidencing the Underlying Shares shall not contain any legend (except in respect of the restrictions set forth in Section 13(a) of the Certificates of Designation, as relevant): (i) while a Registration Statement covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Underlying Shares pursuant to Rule 144 or (iii) if such Underlying Shares are held by a Person who is not, and has not been for the preceding 90 days, an Affiliate of the Company and such Underlying Shares are eligible for sale under Rule 144 without restriction and, in the case of this clause (iii), the Company’s counsel (upon receipt of requested certifications from the of such Underlying Shares) has delivered an opinion of counsel in form and substance reasonably acceptable to the Transfer Agent if so requested by the Transfer Agent. The Company agrees that at such time as such legend is no longer required under clause (i), (ii) or (iii) of the first sentence of this Section 5.2(d), it will, no later than five Trading Days following the delivery by a Värde Party to the Company or the Transfer Agent of a certificate representing Underlying Shares, as 24 applicable, issued with a restrictive legend (such third Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to such Värde Party a certificate representing such shares that is free from all restrictive and other legends (except in respect of the restrictions set forth in Section 13(a) of the Certificates of Designation, as relevant). (e) In connection with Section 5.2(d), each Värde Party, severally and not jointly with the other Värde Parties, understands and hereby acknowledges that in order for Rule 144 to be applicable to the sale of the Underlying Shares, the Company must be current with respect to its filing obligations under the Exchange Act at the time of such sale. Each Värde Party further understands and hereby acknowledges that any legal opinion given by the Company’s counsel in connection with Section 5.2(d) may be limited as to scope and in particular may expire or be withdrawn in the event that the requirements of Rule 144 are not satisfied, including if the Company is not in compliance with the current public information requirement of Rule 144. Finally, each Värde Party understands and hereby acknowledges that the Company and its legal counsel will rely on such Värde Party’s understanding and agreement in connection with the issuance of the legal opinion and removal of the legends from the Underlying Shares in accordance with Section 5.2(d), and that it is each Värde Party’s sole responsibility to confirm with the Company at the time of any sale of Underlying Shares that the current public information requirement set forth in Rule 144 has been met. (f) In addition to such Värde Party’s other available remedies, the Company shall pay to a Värde Party, in cash, as partial liquidated damages and not as a penalty, for each $1,000 of Underlying Shares (based on the VWAP of the Common Stock on the date such Securities are submitted to the Transfer Agent) delivered for removal of the restrictive legend and subject to Section 5.2(d) and (e), $5 per Trading Day for each Trading Day after the Legend Removal Date until such certificate is delivered without a legend (except in respect of the restrictions set forth in Section 13(a) of the Certificates of Designation, as applicable). Nothing herein shall limit such Värde Party’s right to pursue actual damages for the Company’s failure to deliver certificates representing any Securities as required by the Transaction Documents, and such Värde Party shall have the right to pursue all remedies available to it at law or in equity, including, without limitation, a decree of specific performance or injunctive relief. (g) Each Värde Party, severally and not jointly with the other Värde Parties, agrees with the Company that such Värde Party shall sell any of the Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom and that, if any of the Securities are sold pursuant to a Registration Statement, such of the Securities shall be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing the Securities as set forth in this Section 5.2 is predicated, in part, upon the Company’s reliance upon this understanding. 5.3 Furnishing of Information. Without limitation of any information delivery requirements set forth in the Second Lien Credit Agreement, the Securities Purchase Agreement or Certificates of Designation, as applicable, if, at any time while the Värde Parties and their 25

Affiliates beneficially own Underlying Shares representing at least 10% of the outstanding shares of the Common Stock, the Company is not required to file reports under Section 13(a) or 15(d) of the Exchange Act, the Company shall provide to each Värde Party who, together with its Affiliates, beneficially owns at least 10% of the outstanding shares of the Common Stock: (a) quarterly unaudited financial statements prepared in accordance with GAAP within 45 days after the end of each fiscal quarter, in each case, in form and substance acceptable to the Värde Parties (by action of the Värde Parties who, together with their Affiliates, beneficially own a majority of the Underlying Shares held by the Värde Parties); (b) audited annual financial statements prepared in accordance with GAAP within 90 days after the end of each fiscal year of the Company (certified by an independent accounting firm of national standing); and (c) annually, within 90 days after the end of the fiscal year, a reserve report prepared or audited by a third party engineering firm of national standing in accordance with Commission guidelines with an “as of” date of December 31 of the preceding calendar year. 5.4 Integration. The Company shall not sell, offer for sale or solicit offers to buy any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Purchased Shares in a manner that would require the registration under the Securities Act of the sale of the Purchased Shares or that would be integrated with the offer or sale of the Purchased Shares for purposes of the rules and regulations of any Trading Market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction. 5.5 Securities Laws Disclosure; Publicity. The Company shall (a) by 9:30 a.m. (New York City time) on the Trading Day immediately following the date hereof, issue a press release disclosing the material terms of the transactions contemplated hereby, and (b) file a Current Report on Form 8-K, including the Transaction Documents as exhibits thereto, with the Commission within the time required by the Exchange Act. The Company and each Värde Party shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Värde Party shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Värde Party, or without the prior consent of each Värde Party, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by Law; provided, that no party shall be required to seek the consent of any other party to this Agreement to disclose information with respect to the transactions contemplated hereby that has previously been publicly disclosed in accordance with this Section 5.5. 5.6 Stockholder Rights Plan. No claim shall be made or enforced by the Company or, with the consent of the Company, any other Person, that any Värde Party is an “acquiring person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter 26 adopted by the Company, or that any Värde Party could be deemed to trigger the provisions of any such plan or arrangement, in each case, solely by virtue of receiving Securities under the Transaction Documents. 5.7 Use of Proceeds. The Company shall use the net proceeds from the sale of the Purchased Shares hereunder for general corporate purposes and to fund drilling and development, acquisitions and for working capital purposes. The Company shall not use such proceeds for any of the following: (a) for the redemption of any Common Stock or Common Stock Equivalents, (b) for the settlement of any outstanding litigation or (c) in violation of FCPA or OFAC regulations. 5.8 Reservation and Listing of Securities. (a) At any time that shares of the Preferred Stock are outstanding, the Company shall from time to time take all lawful action within its control to cause the authorized capital stock of the corporation to include a sufficient number of authorized but unissued shares of the Common Stock to satisfy the conversion requirements for all shares of the Preferred Stock then outstanding, or issuable as a dividend, including by accretion to the Stated Value (assuming for the purposes of this calculation that the Requisite Stockholder Approval has been obtained). (b) If, on any date, the number of authorized but unissued (and otherwise unreserved) shares of the Common Stock is less than the Required Minimum on such date, the Company shall take all lawful action to amend the Articles of Incorporation to increase the number of authorized but unissued (and otherwise unreserved) shares of the Common Stock to at least the Required Minimum at such time, as soon as possible and in any event not later than the 90th day after such date; provided, that the Company will not be required at any time to authorize a number of additional shares of the Common Stock greater than the maximum remaining number of shares of the Common Stock that could possibly be issued after such time pursuant to the Transaction Documents. (c) The Company hereby agrees to use reasonable best efforts to maintain the listing of the Common Stock on the NYSE American or another Trading Market. The Company shall, if applicable: (i) in the time and manner required by the principal Trading Market or as may be otherwise necessary to permit the conversion of all outstanding shares of the Preferred Stock, prepare and file with such Trading Market an additional shares listing application covering a number of shares of the Common Stock at least equal to the Required Minimum on the date of each such application; (ii) take all steps necessary to cause such shares of the Common Stock to be approved for listing or quotation on such Trading Market as soon as possible thereafter; and (iii) provide to the Värde Parties evidence of such listing or quotation. The Company agrees to use reasonable best efforts to maintain the eligibility of the Common Stock for electronic transfer through The Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to The Depository Trust Company or such other established clearing corporation in connection with such electronic transfer. 27

(d) The Company agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will then include in such application the applicable number of Underlying Shares specified in clause (i) of Section 5.8(c), and will take such other action as is necessary to cause such Underlying Shares to be listed or quoted on such other Trading Market as promptly as possible. The Company will then use reasonable best efforts to continue the listing or quotation and trading of its Common Stock on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market. (e) The Company agrees that, if any shares of the Common Stock to be provided for the purpose of the conversion of the Preferred Stock require registration with or approval of any Governmental Entity under any Law before such shares of the Common Stock may be validly issued upon conversion, the Company will use commercially reasonable efforts to secure such registration or approval, as the case may be. 5.9 Company Stockholder Approval. The Company agrees to use commercially reasonable efforts to obtain, at the next annual meeting of the Company Stockholders (at which a quorum is present) (the “Stockholder Meeting”), the approval by the Company Stockholders of the conversion of (i) all shares of the Series C-1 Preferred Stock issued pursuant to the Securities Purchase Agreement (assuming maximum conversion rates as set forth in the Series C Certificate of Designation and that the Company elects to pay dividends in kind or otherwise accrues to Stated Value in accordance with the terms of the Series C Certificate of Designation) and (ii) all shares of the Purchased Shares and the Exchanged Preferred Shares issued or issuable pursuant to this Agreement (assuming maximum conversion rates as set forth in the Certificates of Designation, as applicable, and that the Company elects to pay dividends in kind or otherwise accrues to Stated Value in accordance with the terms of the Certificates of Designation, as applicable) (such approval, the “Requisite Stockholder Approval”) in accordance with the Articles of Incorporation and the bylaws of the Company. The Company will prepare and file with the SEC a proxy statement to be sent to the Company’s stockholders in connection with the Stockholder Meeting (the “Proxy Statement”). Subject to the directors’ fiduciary duties, the Proxy Statement shall include the Board of Directors’ recommendation that the holders of shares of the Common Stock vote in favor of the Requisite Stockholder Approval. Each Värde Party agrees to furnish to the Company information concerning such Värde Party and its Affiliates as the Company, on the advice of outside counsel, reasonably determines is necessary for the Proxy Statement, the Stockholder Meeting or any subsequent proxy solicitation; provided, that the Värde Party shall not be obligated to provide (i) any information subject to confidentiality, non-disclosure, or similar agreements or which cannot be disclosed under applicable Law, (ii) personally identifiable information, (iii) information regarding the limited partners of such Värde Party and (iv) financial information that the Värde Party reasonably deems to be material to its business, as determined in good faith in its sole discretion. The Company shall promptly notify the Värde Parties of (i) the receipt of the Requisite Stockholder Approval or (ii) any projected failure to obtain the Requisite Stockholder Approval. 5.10 Certain Transactions and Confidentiality. (a) Each Värde Party, severally and not jointly with the other Värde Parties, covenants that neither it, nor any Affiliate acting on its behalf or pursuant to any 28 understanding with it, shall execute any purchases or sales, including short sales, of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 5.5. Each Värde Party, severally and not jointly with the other Värde Parties, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to the initial press release as described in Section 5.5, such Värde Party shall maintain the confidentiality of the existence and terms of this transaction and the information included in the Transaction Documents and the schedules hereto. Notwithstanding the foregoing, in the case of a Värde Party that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Värde Party’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Värde Party’s assets and barriers are in place to prevent such portfolio managers from obtaining such knowledge, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. (b) Each Värde Party shall, and shall cause its respective Affiliates and its and their Representatives to, (i) hold, in strict confidence, all non-public records, books, contracts, instruments, computer data and other data and information concerning the Company and its Subsidiaries furnished to it by the Company or its Representatives pursuant to, or in connection with the negotiation of, this Agreement (collectively, “Company Information”) (except to the extent that such Company Information was (A) previously known by such Värde Party from other sources; provided, that such source was not known by such Värde Party to be bound by a contractual, legal or fiduciary obligation of confidentiality to the Company or any of its Subsidiaries, (B) in the public domain through no violation of this Section 5.10(b) by such Värde Party or (C) later lawfully acquired from other sources by such Värde Party), and (ii) not release or disclose such Company Information to any other Person, except its Representatives and financing sources who need to know such Company Information, who are aware of the confidential nature of such Company Information and who have agreed to keep such Company Information strictly confidential. Notwithstanding the foregoing, each Värde Party may disclose Company Information to the extent that (i) disclosure to a regulatory authority is necessary or appropriate in connection with any necessary regulatory approval required to be obtained in connection with the Transaction Documents and the consummation of the transactions contemplated hereby and thereby or (ii) disclosure is required by judicial or administrative process or by other requirement of Law or the applicable requirements of any regulatory agency or relevant stock exchange. 5.11 Form D; Blue Sky Filings. The Company shall timely file a Form D with respect to the Securities if and as required under Regulation D. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Värde Parties under applicable securities or “Blue Sky” laws of the states of the United States. 29

5.12 Tax Matters. (a) Absent a change in law or Internal Revenue Service practice, or a contrary determination (as defined in Section 1313(a) of the Code), the Värde Parties and the Company agree not to treat the Purchased Shares and the Exchanged Preferred Shares (based on their terms as set forth in the Certificates of Designation, as applicable) as “preferred stock” within the meaning of Section 305 of the Code, and Treasury Regulation Section 1.305-5 for United States federal income Tax and withholding Tax purposes and shall not take any position inconsistent with such treatment except pursuant to a determination within the meaning of Section 1313 of the Code. (b) The Company shall pay any and all documentary, stamp or similar issue or transfer Tax due on (x) the issue of the Purchased Shares and the Exchanged Preferred Shares and (y) the issue of the Underlying Shares. However, in the case of conversion of Preferred Stock, the Company shall not be required to pay any Tax or duty that may be payable in respect of any transfer involved in the issue and delivery of shares of the Underlying stock or Preferred Stock in a name other than that of the holder of the shares to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such Tax or duty, or has established to the satisfaction of the Company that such Tax or duty has been paid. (c) For U.S. federal and applicable state income tax purposes, the issuance to the Värde Parties on the terms and subject to the conditions set forth herein and pursuant to Section 4 of the Second Lien Amendment of (i) 5,952,763 shares of the Common Stock and (ii) 39,254 shares of the Series D Preferred Stock shall be treated by the parties as a tax-deferred “recapitalization” of the Company pursuant to Section 368(a)(1)(E) of the Code except pursuant to a determination within the meaning of Section 1313 of the Code; provided that, in the event that the transactions do not so qualify as a recapitalization, as the result of a successful challenge by the Internal Revenue Service or other taxing authority, then the Company shall be held harmless and shall not be required to indemnify any person for losses incurred due to the failure of the transaction to so qualify or the successful challenge, including the Värde Parties. 5.13 Board Representation Right. The parties agree that the rights granted to the Purchasers (as defined in the Securities Purchase Agreement) under Section 4.14 of the Securities Purchase Agreement are hereby granted to the Värde Parties and that, for the purposes of such rights, the defined term the “Underlying Shares” as used in Section 4.14 of the Securities Purchase Agreement shall be deemed to also include (in additional to the other “Underlying Shares” thereunder) the shares of Common Stock to be issued and issuable upon conversion of the Purchased Shares and the Exchanged Preferred Shares, respectively. ARTICLE VI. MISCELLANEOUS 6.1 Fees and Expenses. Except as expressly set forth in the Transaction Documents to the contrary (including with respect to the Värde Parties’ Transaction Expense Amount), each 30 party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all fees of the Transfer Agent (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any conversion or exercise notice delivered by a Värde Party) levied in connection with the delivery of any Securities to the Värde Parties. Further, for the avoidance of doubt, the Company shall be responsible for the fees, commissions and expenses of brokers, financial advisors, finders, placement agents, investment banks or similar Persons engaged (or purportedly engaged) by the Company or its Subsidiaries with respect to the offer and sale or issue of any of the Securities. 6.2 Survival; Limitation on Liability. The representations and warranties of the parties contained in this Agreement shall survive until the first anniversary of the date hereof, except for (i) the representations and warranties of the Company contained in Sections 3.1(b)(i), 3.1(c), 3.1(d), 3.1(f), 3.1(g), 3.1(s), 3.1(u) and 3.1(w) and (ii) the representations and warranties of the Värde Parties contained in Sections 3.2(a), 3.2(b) and 3.2(d), which will survive indefinitely and (iii) the representations and warranties of the Company contained in Section 3.1(z), which will survive until 30 days after the expiration of the applicable statute of limitations. All of the covenants or other agreements of the parties contained in this Agreement shall survive until fully performed or fulfilled, unless and to the extent that non-compliance with such covenants or agreements is waived in writing by the party entitled to such performance. The Company shall not be liable hereunder to the Värde Party or any other Person for any punitive, exemplary, treble, special, indirect, incidental or consequential damages (including any loss of earnings or profits), except for any such damages that are direct damages in the form of diminution of value or payable to a third-party. 6.3 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. 6.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission (if there is no receipt of notice of a failed delivery to the notice party), if such notice or communication is delivered e-mail attachment as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (Houston, Texas time) on a Business Day, (b) the next Business Day after the date of transmission (if there is no receipt of notice of a failed delivery to the notice party), if such notice or communication is delivered via e-mail attachment as set forth on the signature pages attached hereto on a day that is not a Business Day or later than 5:30 p.m. (Houston, Texas time) on any Business Day, (c) the second Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The initial address for such notices and communications shall be as set forth on Schedule 5.4 attached hereto; provided, that a party may update its address by notice duly given to the other parties. 31

6.5 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Värde Parties holding at least a majority in interest of the Securities held by such Värde Parties then outstanding or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner be deemed to impair the exercise of any such right. 6.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. 6.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company shall not assign this Agreement or any rights or obligations hereunder (other than by merger) without the prior written consent of each Värde Party. No Värde Party may assign this Agreement or any rights or obligations hereunder to any Person without the prior written consent of the Company, except that a Värde Party may assign any or all of its rights hereunder to (i) an Affiliate of such Värde Party or (ii) following April 26, 2021, to any Person, in each case, to which such Värde Party transfers any Securities in accordance with the Transaction Documents; provided, that (x) such transferee or Affiliate agrees with the Company in writing to be bound by the provisions of the Transaction Documents that apply to the Värde Parties, (y) no such assignment by a Värde Party shall relieve such Värde Party of its obligations hereunder without the prior written consent of the Company and (z) the Värde Parties’ rights under Section 5.13 may not be assigned pursuant to clause (ii) above unless such assignment has been approved by a majority of the members of the Board of Directors. 6.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 6.15. 6.9 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by the Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, stockholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts in the state and federal courts, sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such 32 proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service will constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party commences an action, suit or proceeding to enforce any provisions of the Transaction Documents, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding. 6.10 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THE TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY. 6.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf signature page were an original thereof. 6.12 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable. 6.13 Replacement of Securities. If any certificate or instrument evidencing any of the Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such new certificate or instrument. 6.14 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Värde Parties and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that 33 monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate. 6.15 Non-Recourse. Notwithstanding anything that may be expressed or implied in this Agreement or any document, agreement, or instrument delivered contemporaneously herewith, and notwithstanding the fact that any party may be a partnership or limited liability company, each party hereto, by its acceptance of the benefits of the Transaction Documents, covenants, agrees and acknowledges that no Persons other than the parties shall have any obligation hereunder and that it has no rights of recovery hereunder against, and no recourse hereunder or under any documents, agreements, or instruments delivered contemporaneously herewith or in respect of any oral representations made or alleged to be made in connection herewith or therewith shall be had against, any former, current or future director, officer, agent, Affiliate, manager, investment manager, investment advisor, assignee, incorporator, controlling Person, fiduciary, representative or employee of any party (or any of their successors or permitted assignees), against any former, current, or future general or limited partner, manager, stockholder or member of any party (or any of their successors or permitted assignees) or any Affiliate thereof or against any former, current or future director, officer, agent, employee, Affiliate, manager, investment manager, investment advisor, assignee, incorporator, controlling Person, fiduciary, representative, general or limited partner, stockholder, manager or member of any of the foregoing, but in each case not including the parties, whether by or through attempted piercing of the corporate veil, by or through a claim (whether in tort, contract or otherwise) by or on behalf of such party against such Persons and entities, by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, or otherwise; it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on, or otherwise be incurred by any such Persons, as such, for any obligations of the applicable party under this Agreement or the transactions contemplated hereby, under any documents or instruments delivered contemporaneously herewith, in respect of any oral representations made or alleged to be made in connection herewith or therewith, or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, such obligations or their creation. Notwithstanding anything in the Transaction Documents to the contrary, the liability of the Värde Parties shall be several, not joint. 6.16 Payment Set Aside. To the extent that the Company makes a payment or payments to any Värde Party pursuant to any of the Transaction Documents or a Värde Party enforces or exercises its rights hereunder or thereunder and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred. 6.17 Independent Nature of Värde Parties’ Obligations and Rights. The obligations of each Värde Party under any of the Transaction Documents are several and not joint with the 34 obligations of any other Värde Party hereunder or thereunder and no Värde Party will be responsible in any way for the performance or non-performance of the obligations of any other Värde Party under any of the Transaction Documents. Nothing contained in the Transaction Documents, and no action taken by any Värde Party pursuant hereto or thereto, shall be deemed to constitute the Värde Parties as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Värde Parties are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Värde Party shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of the Transaction Documents, and it shall not be necessary for any other Värde Party to be joined as an additional party in any proceeding for such purpose. 6.18 Liquidated Damages. The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid, notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled. 6.19 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein is not a Business Day, such action may be taken or such right may be exercised on the next succeeding Business Day. 6.20 Construction and Interpretation. (a) The term “or” when used in the Agreement is not exclusive, unless the context required otherwise. The parties agree that each of them and their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of the Common Stock in any of the Transaction Documents shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement. (b) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and subsection references are to this Agreement unless otherwise specified. The headings in this Agreement are included for convenience of reference only and will not limit or otherwise affect the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The phrases “the date of this Agreement,” “the date hereof” and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the first paragraph of this Agreement. The meanings given to terms defined herein will be equally applicable to both the singular and plural forms of such terms. Except as otherwise specified herein, references to agreements, policies, standards, guidelines or instruments, or to statutes or regulations, are to such agreements, policies, standards, 35 guidelines or instruments, or statutes or regulations, as amended or supplemented from time to time (or to successors thereto). (Signature Pages Follow) 36

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above. LILIS ENERGY, INC. By: /s/ Joseph C. Daches Name: Joseph C. Daches Title: President, Chief Financial Officer and Treasurer [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGES FOR VÄRDE PARTIES FOLLOW] SIGNATURE PAGE TRANSACTION AGREEMENT

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above. SEVERALLY AND NOT JOINTLY FOR EACH ENTITY LISTED BELOW: By: /s/ Markus Specks Name: Markus Specks Title: Managing Director THE VÄRDE FUND VI-A, L.P., By: Värde Investment Partners G.P., LLC, its General Partner By: Värde Partners, L.P., its Managing Member By: Värde Partners, Inc., its General Partner VÄRDE INVESTMENT PARTNERS, L.P., By: Värde Investment Partners G.P., LLC, its General Partner By: Värde Partners, L.P., its Managing Member By: Värde Partners, Inc., its General Partner THE VÄRDE FUND XI (MASTER), L.P., By: Värde Fund XI G.P., LLC, its General Partner By: Värde Partners, L.P., its Managing Member By: Värde Partners, Inc., its General Partner VÄRDE INVESTMENT PARTNERS (OFFSHORE) MASTER, L.P., By: Värde Investment Partners G.P., LLC, its General Partner By: Värde Partners, L.P., its Managing Member By: Värde Partners, Inc., its General Partner THE VÄRDE SKYWAY MASTER FUND, L.P., By: The Värde Skyway Fund G.P., LLC, its General Partner By: Värde Partners, L.P., its Managing Member By: Värde Partners, Inc., its General Partner THE VÄRDE FUND XII (MASTER), L.P., By: The Värde Fund XII G.P., LLC, its General Partner By: The Värde Fund XII UGP, LLC, its General Partner By: Värde Partners, L.P., its Managing Member By: Värde Partners, Inc., its General Partner SIGNATURE PAGE TRANSACTION AGREEMENT

Schedule I Värde Party Allocation Purchase Exchange Amount of Reduction of Term Loan Exchanged Exchanged (pursuant to Subscription Purchased Common Preferred Second Lien Värde Party Amount Shares Shares Shares Amendment) THE VÄRDE FUND VI-A, L.P. ................................................. $750,000 750 178,583 1,178 $2,048,034 VÄRDE INVESTMENT PARTNERS, L.P. ............................... $1,700,000 1,700 404,788 2,669 $4,642,210 THE VÄRDE FUND XI (MASTER), L.P. ................................. $10,400,000 10,400 2,476,349 16,330 $28,399,403 VÄRDE INVESTMENT PARTNERS (OFFSHORE) MASTER, L.P. ............................................................................ $1,500,000 1,500 357,166 2,355 $4,096,068 THE VÄRDE SKYWAY MASTER FUND, L.P........................ $3,250,000 3,250 773,859 5,103 $8,874,813 THE VÄRDE FUND XII (MASTER), L.P. ................................ $7,400,000 7,400 1,762,018 11,619 $20,207,267 Total: $25,000,000 25,000 5,952,763 39,254 $68,267,795 SCHEDULE I

Schedule 3.1(a) Subsidiaries Brushy Resources, Inc. ImPetro Resources, LLC ImPetro Operating, LLC Lilis Operating Company, LLC Hurricane Resources, LLC SCHEDULE 3.1(A)

Schedule 3.1(l) Failure to comply with Section 4.10 of the Securities Purchase Agreement. SCHEDULE 3.1(V)

Schedule 3.1(v) Registration Rights Agreement, dated as of April 26, 2017, by and among Lilis Energy, Inc. and the Lenders party thereto. Registration Rights Agreement, dated as of February 28, 2017, by and among the Company and the Värde Parties party thereto. The Registration Rights Agreement (as defined herein). SCHEDULE 3.1(V)

Schedule 5.4 Address for Notice If to the Company: 201 Main Street, Suite 1351 Fort Worth, Texas 76102 Attn: Joseph Daches Email: JDaches@lilisenergy.com with a copy to (which will not constitute notice): Bracewell LLP 711 Louisiana Street Suite 2300 Houston, Texas Attn: Charles H. Still, Jr. Fax: (800) 404-3970 Email: charles.still@bracewell.com If to the Värde Parties: 609 Main Street, Suite 3925 Houston, Texas 77002 Attn: Markus Specks Email: mspecks@varde.com 901 Marquette Ave S., Suite 3300 Minneapolis, Minnesota 55402 Attn: Legal Department Email: legalnotices@varde.com with a copy to (which will not constitute notice): Kirkland & Ellis LLP 609 Main Street Houston, Texas 77002 Attn: Lucas E. Spivey, P.C. Julian Seiguer, P.C. Jhett R. Nelson Email: lucas.spivey@kirkland.com julian.seiguer@kirkland.com jhett.nelson@kirkland.com SCHEDULE 5.4

Exhibit A Registration Rights Agreement [See Attached.] EXHIBIT A

Exhibit B Form of Second Lien Amendment [See Attached.] EXHIBIT B

Exhibit C Form of Series C Certificate of Designation [See Attached.] EXHIBIT C

Exhibit D Form of Series D Certificate of Designation [See Attached.] EXHIBIT D

Exhibit E Form of Legal Opinion of Bracewell LLP [See Attached.] EXHIBIT E

Exhibit F Form of Nevada Opinion 1. The Company is a corporation duly incorporated under the laws of the State and in good standing in the State of Nevada, with the corporate power and authority to conduct its business and own its properties as presently conducted. 2. The execution and delivery to the Purchasers by the Company of the Transaction Agreement, the Second Lien Amendment, the Second Lien Credit Agreement, the Intercreditor Agreement, the Certificates of Designations and the Registration Rights Agreement (collectively, the “Opinion Documents”), and the performance by the Company of its obligations thereunder, have been authorized by all necessary corporate action by the Company and the Opinion Documents have been duly executed and delivered by the Company. 3. The execution and delivery to the Purchasers by the Company of the Opinion Documents, and the performance by the Company of its obligations thereunder, do not violate any provision of the articles of incorporation or bylaws (together, the “Organizational Documents”) of the Company. 4. The execution and delivery to the Purchasers by the Company of the Opinion Documents, and the performance by the Company of its obligations under each Opinion Document, do not require under Nevada law any filing or registration by the Company with, or approval or consent to the Company of, any governmental agency or authority of the State of Nevada, that has not been made or obtained except that we express no opinion with respect to any securities laws. 5. Issuance of the Issued Shares has been duly authorized by all necessary corporate action on the part of the Company. 6. Upon issuance of the Issued Shares, in accordance with the terms of the Transaction Agreement and the Second Lien Amendment, the Issued Shares will be duly issued, fully paid and non-assessable and, to the best of our knowledge, free and clear of all liens, and will not be issued in violation of preemptive or other similar rights pursuant to (A) any statute, rule or regulation of the State of Nevada (B) the Company’s Organizational Documents as in effect on the date hereof or (C) to the best of our knowledge, any agreement to which the Company or any of its subsidiaries is a party or bound. 7. Issuance of (i) the Preferred Stock in accordance with the terms of the Transaction Agreement and (ii) Common Stock issuable upon conversion of the Preferred Stock has been duly authorized by all necessary corporate action on the part of the Company. 8. Upon issuance of the Preferred Stock in accordance with the terms of the Transaction Agreement, the Preferred Stock will be duly issued, fully paid and non-assessable and, to the best of our knowledge, free and clear of all liens, and will not be issued in violation of preemptive or other similar rights pursuant to (A) any statute, rule or regulation of the State of Nevada (B) the EXHIBIT F

Company’s Organizational Documents in effect on the date hereof or (C) to the best of our knowledge, any agreement to which the Company was a party or bound. 9. The shares of Common Stock issuable upon conversion of the Preferred Stock, when issued in accordance with the terms of the Certificates of Designations, will be duly issued, fully paid and non-assessable and, to the best of our knowledge, free and clear of all liens, and will not be issued in violation of preemptive or other similar rights pursuant to (A) any statute, rule or regulation of the State of Nevada (B) the Company’s Organizational Documents as in effect on the date hereof or (C) to the best of our knowledge, any agreement to which the Company or any of its subsidiaries is a party or bound. EXHIBIT F